Imprimis Pharmaceuticals Announces Fourth Quarter 2017 Results

San Diego, CA – March 8, 2018 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today reported financial results for the fourth quarter 2017.

Notable Highlights:

●	Revenue of $7.3 million, up 27% year-over-year
●	Gross ophthalmology-related revenue of $5.8 million, up 64% year-over-year
●	Average 503B order exceeded $1,400 for the quarter
●	Gross Margin of 53%, compared to 47% in Q4 2016
●	Adjusted EBITDA loss of $(794,000), a 67% improvement year-over-year, and 52% improvement quarter-over-quarter
●	There are 8 clinical studies and investigations underway or near completion on the MKO Melt®, Less Drops®, OmegaDoxy™, Simple Drops™ and Imprimis’s patent-pending cyclosporine formulations.

Mark L. Baum, CEO of Imprimis stated, “Record quarterly revenues for the fourth quarter of 2017 meant our 15th consecutive quarter of double digit or better year-over-year growth. We continued to narrow our Adjusted EBITDA loss, this time halving it on a quarter-over-quarter basis to $794,000. We limited cash used in operating activities to under $300,000 for the fourth quarter and we expect to further narrow our Adjusted EBITDA loss as we achieve our goal of profitability in the near future. We also ended the fourth quarter with more cash on hand than we had at the end the prior quarter”

Baum concluded, “The first quarter is historically strong, and we are seeing that play out currently with new accounts being opened and refill rates from chronic care patients exceeding our expectations. Eton Pharmaceuticals and Surface Pharmaceuticals, two companies we started last year that are seeking FDA-approval for several Imprimis-developed formulations, are performing well; and we continue to drive value from Imprimis as a pharmaceutical innovation platform. I continue to believe we are at the beginning of what I expect to be a longer-term growth and value-creation cycle.”

Recent Commercialization and Corporate Developments

●	Customer network now exceeds 2,000 prescribers
●	Strengthened sales force by adding new contract-based and seasoned ophthalmic sales professionals
●	FDA-registered outsourcing facility in New Jersey issued a DEA Manufacturer Certificate
●	Nationwide dispensing of preservative-free dorzolamide and preservative-free dorzolamide/timolol due to a shortage of dorzolamide, a drug dispensed 4 million times in 2017 to treat glaucoma
●	Launched national custom compounded ophthalmic formulation program to meet emergent needs of patients suffering from sight-threatening conditions
●	Four new cGMP ophthalmic formulations expected to become available from Imprimis’ 503B outsourcing facility during Q1 2018

Financial Summary:

Selected highlights regarding operating results for the three months and year ended December 31, 2017 and for the same periods in 2016 are as follows (in thousands, except per share data):

	For the three months ended December 31, 2017	For the three months ended December 31, 2016
Total Revenues	$7,337	$5,793
Cost of Sales	(3,457)	(3,071)
Gross Profit	3,880	2,722
Selling & Marketing Expenses	(1,332)	(1,415)
General & Administrative Expenses	(4,610)	(4,213)
Research & Development Expenses	(89)	(601)
Operating Loss	(2,151)	(3,507)
Other Income (Expense), net	(620)	(2,595)
Net Loss	$(2,771)	$(6,102)

	For the year ended December 31, 2017	For the year ended December 31, 2016
Total Revenues	$26,774	$19,942
Cost of Sales	(13,505)	(9,831)
Gross Profit	13,269	10,111
Selling & Marketing Expenses	(7,059)	(7,382)
General & Administrative Expenses	(17,960)	(17,569)
Research & Development Expenses	(413)	(739)
Impairment of long-lived assets	-	(303)
Operating Loss	(12,163)	(15,882)
Other Income (Expense), net	178	(3,205)
Net Loss	$(11,985)	$(19,087)
Net Loss per Common Share	$(0.60)	$(1.50)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended December 31, 2017 (in thousands):

For the three months ended December 31, 2017
Net Loss	$(2,771)
Stock-based compensation	678
Interest expense, net	678
Taxes	(851)
Depreciation	360
Amortization of intangible assets	92
Other expenses/loss	28
Investment loss from Eton Pharmaceuticals	765
Non-recurring expenses, net(1)	227
Adjusted EBITDA	$(794)

(1)	Non-recurring expenses includes one-time costs related to litigation settlements and income from settlements associated with accrued expenses and trade payable disputes.

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EST (1:30 p.m. PST) to discuss the financial results and recent developments. To participate in the call, dial (877) 407-8035 for domestic callers or (201) 689-8035 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A dial in replay of the call will be available until April 8, 2018. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 25720. The webcast replay will be available until June 8, 2018.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is dedicated to making high quality innovative medications accessible and affordable in all 50 states. The company’s flexible business model allows a drug to be compounded or developed as an FDA-approved product through one of its subsidiaries or spin-out companies. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

No Imprimis compounded formulation is FDA-approved. Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Jon Patton

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858.704.4587

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